Exhibit 99.1

CLEARLAB PLAN TO CONSOLIDATE MANUFACTURING IN SINGAPORE

Clearlab is planning to consolidate the manufacturing of its family of frequent replacement and daily disposable contact lenses at its existing Singapore facility, and proposes to close its Plymouth manufacturing operation.

Consolidation of the company’s R&D, technical and support staff functions into Singapore is also proposed, following an extensive three month review of Clearlab’s operations.

UK sales and distribution operations will be unaffected by this review, including Clearlab’s Basingstoke-based European customer service team.

“We will be maintaining our sales and distribution capability in Europe and elsewhere in the world.  We have a healthy inventory position across the Clearlab product range and this will enable continuity of supply to our customers during the transition,” said International Sales Director, Graham Lockie.

Clearlab management have commenced a formal employee consultation process in accordance with UK employment law.

Clearlab lenses have won favour with contact lens practitioners and their patients, thanks to the high comfort factor brought by its biocompatible lens material, clearGMA™ which resists dehydration bringing longer, more comfortable wearing times.

www.clearlab.com

Issued to the optical press for Clearlab
By Janice English
01372 465265
9 November 2006